                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:

/ / Preliminary Proxy Statement


/X/ Definitive Proxy Statement

/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-11(c) or 14a-12
                                   IMRS INC.
                (Name of Registrant as Specified In Its Charter)

                                   IMRS INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(3).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:1

   4) Proposed maximum aggregate value of transaction:


/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



   1) Amount Previously Paid:  $125



   2) Form, Schedule or Registration Statement No.:  Preliminary Schedule 14A



   3) Filing Party:  IMRS Inc.



   4) Date Filed:  September 18, 1995


--------------------------------------------------------------------------------

[IMRS LOGO]


                                            October 16, 1995


Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of IMRS Inc. to be held at 9:00 A.M., Wednesday, November 15, 1995 at the Stamford Marriott, 2 Stamford Forum, Stamford, Connecticut.

     The notice of meeting and proxy statement that follow describe the business to be conducted at the meeting. Whether or not you plan to attend this meeting in person, we urge you to sign and return the enclosed proxy so that your shares will be represented and voted at the meeting. If you so desire, you can withdraw your proxy and vote in person at the Annual Meeting.

                                            Cordially,

                                            James A. Perakis
                                            President and CEO

                                   IMRS INC.
                              777 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06902
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF IMRS Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IMRS Inc., a Delaware corporation (the "Company"), will be held on Wednesday, November 15, 1995 at 9:00 A.M., at the Stamford Marriott, 2 Stamford Forum, Stamford, Connecticut, for the following purposes:

     1. To elect two members to the Board of Directors to serve for a three-year term as Class III Directors.

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to change the name of the Company to Hyperion Software Corporation.

     3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share ("Common Stock"), from 15,000,000 to 50,000,000 shares.


     4. To consider and act upon an amendment to the Company's 1991 Stock Plan to increase the number of shares of Common Stock authorized for issuance under the plan from 1,200,000 to 2,000,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code.


     5. To ratify the selection of the firm of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1996.

     6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on September 29, 1995, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors,

                                            Craig M. Schiff
                                            Secretary

Stamford, Connecticut

October 16, 1995

                            ------------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                   IMRS INC.
                              777 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06902

                                PROXY STATEMENT

                                OCTOBER 16, 1995


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of IMRS Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Stamford Marriott, 2 Stamford Forum, Stamford, Connecticut, on November 15, 1995, at 9:00 A.M., and any adjournments thereof (the "Meeting").


     Only stockholders of record at the close of business on September 29, 1995 will be entitled to notice of and to vote at the Meeting. As of that date, 8,181,677 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on September 29, 1995 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.



     At the Meeting, proposals to elect Messrs. Gruner and Thomson as Class III Directors, to formally change the name of the Company to Hyperion Software Corporation, to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 50,000,000 shares, to amend the Company's 1991 Stock Plan to increase the number of shares of Common Stock authorized for issuance under the plan to 2,000,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code, and to ratify the selection of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1996 will be subject to a vote of stockholders. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated. The persons named as attorneys in the proxies are directors and/or officers of the Company.


     The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

     An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended June 30, 1995, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy were first sent or given to stockholders on or about the date hereof.

PRINCIPAL HOLDERS OF VOTING SECURITIES
--------------------------------------------------------------------------------

The following table sets forth, as of September 12, 1995, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date, (ii) by each director of the Company, (iii) by each Named Officer of the Company (as defined below under the caption "COMPENSATION INFORMATION CONCERNING DIRECTORS AND OFFICERS -- Executive Compensation Summary"), and (iv) by all executive officers and directors of the Company as a group.

                                                                      AMOUNT AND
                                                                      NATURE OF       PERCENT
                         NAME AND ADDRESS                            OWNERSHIP(1)     OF CLASS
-------------------------------------------------------------------  ------------     --------
James A. Perakis(2)................................................     491,666          5.8%
  c/o Hyperion Software Corporation
  777 Long Ridge Road
  Stamford, CT 06902
Marco Arese Lucini(3)..............................................      52,000         *
Gary G. Greenfield(4)..............................................       2,000         *
Harry S. Gruner(5).................................................      15,666         *
William W. Helman IV(6)............................................      10,666         *
Aldo Papone(7).....................................................       7,333         *
Robert W. Thomson(8)...............................................       7,000         *
Gordon O. Rapkin(9)................................................      47,500         *
Terence W. Rogers(10)..............................................      14,227         *
David M. Sample(11)................................................      77,000         *
Craig M. Schiff(12)................................................     103,000          1.3%
All executive officers and directors as a group (14 persons)(13)...     947,471         10.7%

---------------

     * less than 1%.

  (1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

  (2) Includes options to purchase 391,666 shares of Common Stock.

  (3) Includes options to purchase 2,000 shares of Common Stock.

  (4) Consists of options to purchase Common Stock.

  (5) Includes options to purchase 6,666 shares of Common Stock.

  (6) Includes options to purchase 6,666 shares of Common Stock.

  (7) Includes options to purchase 5,333 shares of Common Stock.

  (8) Includes options to purchase 5,000 shares of Common Stock.

  (9) Consists of options to purchase Common Stock.

 (10) Includes options to purchase 13,000 shares of Common Stock.

 (11) Includes options to purchase 69,000 shares of Common Stock.

 (12) Includes options to purchase 75,000 shares of Common Stock.

 (13) Includes options to purchase 731,997 shares of Common Stock.

ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Pursuant to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company's Board of Directors is divided into three classes -- Class I, II and III Directors. Each director is elected for a three year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal.

     The nominees for Class III Directors, Messrs. Gruner and Thomson, are presently serving as directors of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or both nominees are unable or unwilling to serve) FOR the election of the nominees for Class III Directors named below. The Board of Directors knows of no reason why such nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

     The information below sets forth the current members of the Board of Directors, including the nominees for Class III Directors:

NOMINEES TO SERVE AS DIRECTORS FOR A TERM EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS
(CLASS III DIRECTORS):

     Harry S. Gruner

          Mr. Gruner, age 36, has served as a director of the Company since October 1989; he is a member of the Compensation and Stock Option Committees. He has been a general partner of JMI Equity Fund, a private equity investment partnership, since November 1992. From August 1986 to October 1992, Mr. Gruner was a Principal of Alex. Brown & Sons Incorporated, which firm served as the lead manager of the Company's initial public offering in November 1991. Mr. Gruner is also a director of Brock Control Systems, Inc., a publicly held company that develops, markets and supports software systems, and several privately held companies.

     Robert W. Thomson

          Mr. Thomson, age 45, has served as a director of the Company since 1981. Mr. Thomson was the founder of the Company. He served as its Chief Executive Officer until September 1985 and as President until December 1987. He has also served as a software consultant for International Interactive Media, Ltd. ("IIM") since 1987. Mr. Thomson is the sole stockholder of IIM. Since January 1988, Mr. Thomson has provided consulting services to the Company pursuant to an agreement between the Company and IIM.

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS (CLASS I DIRECTORS):

     James A. Perakis

          Mr. Perakis, age 51, has served as Chief Executive Officer and as a director of the Company since September 1985 and as President since December 1987. Mr. Perakis is also Chairman of the Board of Directors and a member of the Compensation Committee. From 1983 to September 1985, Mr. Perakis served as Senior Vice President and General Manager of Chase Decision Systems, a division of Interactive Data Corporation, a developer and marketer of mainframe software for planning and financial applications. From 1979 to 1983, Mr. Perakis was Chief Financial Officer of Interactive Data Corporation, a supplier of data and software to financial and corporate markets. Mr. Perakis is also a director of MapInfo Corporation, a publicly held company which develops, markets and supports desktop mapping software, mapping application development tools and geographic and demographic information products.

     Gary G. Greenfield


          Mr. Greenfield, age 40, was elected to the Board in June 1992; he is a member of the Audit Committee. He currently serves as President and Chief Operating Officer and a director of INTERSOLV, Inc., a publicly held company which is a leading provider of software development solutions for client/server and object-oriented development, software configuration management and data warehousing. Mr. Greenfield joined Sage Software (which merged with INDEX Technology in 1991 to form INTERSOLV, Inc.) in 1987 as Vice President of Marketing. Prior to that he served as President of Frey Associates Inc., a provider of artificial intelligence software and services.


DIRECTORS SERVING FOR A TERM EXPIRING AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS (CLASS II DIRECTORS):

     Marco Arese Lucini

          Mr. Arese Lucini, age 45, served as Vice President -- International from June 1988 to December 1992 and has served as a director of the Company since August 1985; he is a member of the Audit Committee. From 1979 to June 1988, Mr. Arese Lucini served as Managing Director of Fienco S.p.A., a software company based in Milan, Italy.

     William W. Helman IV


          Mr. Helman, age 37, has served as a director of the Company since August 1991; he is a member of the Compensation and Stock Option Committees. Mr. Helman has been a general partner of the Greylock Partnerships since 1988 and has been associated with Greylock since 1984. Mr. Helman serves as a director of Filene's Basement Corporation, Vertex Pharmaceuticals Incorporated and several privately held companies.


     Aldo Papone

          Mr. Papone, age 63, has served as a director of the Company since April 1994; he has been a Senior Advisor to the American Express Company since 1991. During 1989 and 1990, he was Chairman and Chief Executive Officer of the American Express Travel Related Services Company. Mr. Papone is currently a director of the American Express Company, Springs Industries, Inc. and The Body Shop International plc.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company met five times during the fiscal year ended June 30, 1995. The Board of Directors has a standing Audit Committee, a standing Compensation Committee and a standing Stock Option Committee, the memberships of which were most recently fixed by the Board of Directors on June 30, 1994. The Audit Committee, which oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, met two times during fiscal 1995. Messrs. Arese Lucini and Greenfield are the members of the Audit Committee. The Compensation Committee of the Company, which establishes and administers the Company's executive compensation programs, met three times during fiscal 1995. Messrs. Perakis, Gruner and Helman are the members of the Compensation Committee. The Stock Option Committee, which administers the Company's 1991 Stock Plan and 1991 Employee Stock Purchase Plan, met two times during fiscal 1995. Messrs. Gruner and Helman are the members of the Stock Option Committee. The Company does not have a standing Nominating Committee. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Perakis, a member of the Compensation Committee, is also the President and Chief Executive Officer of the Company.

DIRECTOR COMPENSATION

Each non-employee director (which excludes any director who personally receives more than $100,000 annually, or who controls any entity which receives more than $100,000 annually, for providing goods or services to the Company under a separate agreement or retainer) is paid $10,000 per year and is also being paid $1,250 for each meeting of the Board of Directors attended. In addition, each member of the Board of Directors is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. Non-employee Directors also receive stock options under the Company's 1991 Non-Employee Director Stock Plan (the "Director Plan"). See "COMPENSATION INFORMATION CONCERNING DIRECTORS AND OFFICERS -- Non-Employee Director Stock Options" for a discussion of the Director Plan. In addition, the Company paid consulting fees of approximately $132,000 in fiscal 1995 to IIM, in exchange for the consulting services of Mr. Thomson.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION
AND STOCK OPTION COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

To Our Stockholders:

The Compensation and Stock Option Committees of the Board of Directors (together, the "Committee") with the exception of Mr. Perakis, who is a member of the Compensation Committee, are comprised of Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee, excluding Mr. Perakis, develops annual and long-term objectives for Mr. Perakis and establishes his compensation.

     The philosophy underlying the development and administration of the Company's executive compensation policies is the alignment of the interests of executive management with those of the stockholders. Key elements of this philosophy are:

     - Providing the executive with a base salary that is competitive with executive base salaries for comparable companies in its industry and geographical area. This enables the Company to attract and retain highly qualified executive officers.

     - Establishing a discretionary incentive compensation program that delivers bonus pay commensurate with (i) the Company's performance, as measured by operating, financial and strategic objectives and (ii) the executive's performance, as measured against organizational and management objectives and the degree to which teamwork and Company values are fostered.

     - Providing significant equity-based incentives for executives, in the form of stock options, to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities from an ownership standpoint.


     Base salaries of the five highest paid executives are listed on the Executive Compensation Summary table found on page 8. Executive base salaries were established in employment agreements between the Company and the executive officer. On an annual basis, the Committee reviews these salaries and, while it is not required to, it may in its discretion increase the base salaries. Increases typically have been based on merit, and have also been made when necessary so that base salaries remain competitive when compared to other software companies of comparable size and relative geographical location. (In the performance graph that follows this report, the Company's performance is compared to that of companies classified under SIC Code 7372 -- prepackaged software companies.) The amount of increases in base salaries also depends upon the Committee's subjective judgment as to the executive's contribution to Company performance, both in terms of performance against goals and changes in job content and responsibilities. The Committee has from time to time used outside compensation consultants and has required a third-party report regarding any increases for the fiscal year ending June 30, 1996.


     The incentive compensation program is a vehicle by which executives can earn additional compensation, depending upon Company and individual performance relative to specified annual objectives. Each year the President establishes, with the approval of the Committee, a list of objectives for each department and for the Company as a whole. The departmental objectives generally represent specific tasks and qualitative objectives, such as the implementation of specified programs, the timing and caliber of deliverables, or the strengthening of specified aspects of department performance, rather than quantitative targets. At the end of the year, a bonus may be paid to each executive officer depending upon the relative success of their department in achieving its goals for that year, and, more importantly, on Company-wide growth in revenues and net income. The Board of Directors believes such growth is critical to the Company's fundamental goal of building stockholder value. The amount of the bonus is not determined pursuant to any formula, but rather is established subjectively by the Committee in its discretion.

     The purpose of stock option grants is to align executives' interests with stockholder goals -- to provide additional incentives to executive officers and other key employees to work, not just for the near term but as well for the long term, to maximize stockholder value. Accordingly, executives are considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and, with respect to options granted since the Company's initial public offering, become exercisable ratably over 3 to 4 year periods. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Committee in its discretion.

COMPANY PERFORMANCE AND CEO COMPENSATION

Mr. Perakis' base compensation was established pursuant to the terms of a three-year employment agreement dated August 1, 1993, which provides for annual increases in base salary, at the discretion of the Committee, not to exceed 10 percent in any year. In 1994, the Committee (without the participation of Mr. Perakis) increased Mr. Perakis' base salary by approximately 7 percent, and in 1995 increased it by an additional 10 percent, pursuant to his current employment agreement. Mr. Perakis' employment agreement also provides for the payment of an annual performance bonus, and stipulates that, prior to September 30 of each year, Mr. Perakis must submit to the independent members of the Committee for their approval a formula on which Mr. Perakis' bonus, if any, for such fiscal year will be based. In approving any formula, the Committee (without the participation of Mr. Perakis) must take into account the Company's progress in meeting its business plan, including profitability and revenue growth projections as well as the compensation packages of chief executive officers of comparable companies of similar size in the software industry. Mr. Perakis was awarded a bonus of 40 percent for fiscal 1995, because the Committee concluded that the Company achieved, and in many cases exceeded, goals relating to the Company's business plan for 1995, including operating, financial and strategic objectives.

     Over the past five years the Company has realized significant year-to-year growth in revenues and earnings. As a result of the Company's performance and his individual contribution, Mr. Perakis was granted, at fair market value, the stock options reflected in the Executive Compensation Summary table on page 8. This grant of options was not subject to a discrete weighting of specific criteria.

     It is the intention of the Committee that, so long as it is consistent with the Committee's overall compensation objectives, substantially all executive compensation should be deductible for federal income tax purposes. If the proposed amendments to the 1991 Stock Plan are approved by the stockholders of the Company at the Annual Meeting of Stockholders, the Committee believes that, under current federal income tax law, it will have achieved this objective.

MEMBERS OF THE COMMITTEE:

     HARRY S. GRUNER (Compensation and Stock Option Committees)

     WILLIAM W. HELMAN IV (Compensation and Stock Option Committees)

     JAMES A. PERAKIS (Compensation Committee Only)

COMPENSATION INFORMATION CONCERNING DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION SUMMARY

The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 1995, 1994 and 1993, of those persons who were at June 30, 1995 (i) the Chief Executive Officer and (ii) each of the four most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus in fiscal year 1995 (with the Chief Executive Officer, collectively, the "Named Officers"):

                                                                                  LONG TERM
                                                   ANNUAL COMPENSATION(1)      COMPENSATION(2)
                                                 --------------------------       OPTIONS/
    NAME AND PRINCIPAL POSITION        YEAR      SALARY($)      BONUS($)(3)       AWARDS(#)
-----------------------------------    -----     ---------      -----------
James A. Perakis                       1995      $257,000        $ 103,000         --
  President and CEO                    1994       234,000           95,000         100,000
                                       1993       219,000           75,000         --
Terence W. Rogers                      1995      $226,000        $  86,000         --
  Executive Vice President             1994       188,000           71,000         --
                                       1993         --              --              50,000
David M. Sample                        1995      $175,000        $ 166,000          10,000
  Senior Vice President                1994       160,000          240,000          20,000
                                       1993       137,000          125,000           5,000
Gordon O. Rapkin                       1995      $162,000        $  46,000         --
  Vice President-                      1994       150,000           41,000          15,000
  Hyperion Enterprise                  1993       137,000           36,000         --
  Business Group
Craig M. Schiff                        1995      $144,000        $  48,000         --
  Vice President-                      1994       136,000           40,000          15,000
  Products and Services                1993       123,000           32,000         --

---------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 1995.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options granted during the fiscal year ended June 30, 1995 to the Named Officers as reflected in the Executive Compensation Summary table above:

                                                                                       POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                      VALUE AT
                        ----------------------------------------------                 ASSUMED ANNUAL RATES
                                          PERCENT OF                                      OF STOCK PRICE
                                      TOTAL OPTIONS/SARS                                   APPRECIATION
                                          GRANTED TO      EXERCISE OR                   FOR OPTION TERM (1)
                        OPTIONS/SARS     EMPLOYEES IN      BASE PRICE    EXPIRATION   -----------------------
         NAME           GRANTED (#)      FISCAL YEAR       ($/SHARE)        DATE       5%($)          10%($)
----------------------- ------------  ------------------  ------------  ------------  --------       --------
David M. Sample(2).....    10,000            3.5%            $22.75       7/15/04     $143,074       $362,576

---------------

(1) Amounts reported in this column represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) These options have terms of ten years from the date of grant and become exercisable as to 25% of the shares covered thereby on each anniversary of the date of grant until such options are fully exercisable. These options do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is further information with respect to options to purchase the Company's Common Stock granted to the Named Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in 1995, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at June 30, 1995, and (iv) the value of such unexercised options at June 30, 1995:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES OF UNEXERCISED OPTIONS

                                                                                      VALUE OF
                                                          NUMBER OF                  UNEXERCISED
                                                         UNEXERCISED                IN-THE-MONEY
                         SHARES                        OPTIONS/SARS AT              OPTIONS/SARS
                        ACQUIRED                       JUNE 30, 1995(#)        AT JUNE 30, 1995($)(2)
                           ON          VALUE      --------------------------  -------------------------
        NAME          EXERCISE(#)  REALIZED($)(1) EXERCISABLE UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
--------------------- ------------ -------------  ----------- --------------  ----------- -------------
James A. Perakis.....    50,000      $1,288,750     383,333       66,667      $15,566,381   $1,783,342
Terence W. Rogers....        --      $      --       25,000       25,000      $   681,250   $ 681,250
David M. Sample......    38,000      $1,214,375      72,250       31,250      $ 2,608,063   $ 755,313
Gordon O. Rapkin.....    12,250      $ 301,000       61,250       15,000      $ 2,394,688   $ 365,625
Craig M. Schiff......    45,220      $1,792,965      95,000       15,000      $ 3,550,625   $ 365,625

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at fiscal year-end 1995 ($45.25 per share) multiplied by the number of shares underlying the option.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

Each non-employee director of the Company is eligible to participate in the Company's 1991 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan authorizes the grant of options for a maximum of 100,000 shares of Common Stock. The number of shares of Common Stock issuable under the Director Plan or subject to outstanding options is subject to adjustment for changes in the Company's Common Stock. Each non-employee director automatically receives a fully vested option for 2,000 shares on his or her first anniversary date as a director of the Company and a fully vested option for 2,000 shares on each successive anniversary of such date. Additionally, once a non-employee director has served as a director for a period of two years, he or she shall receive a one-time grant of options to purchase 5,000 shares of Common Stock, subject to a three-year, pro rata vesting schedule; provided that this provision shall not apply to directors who: (a) once served as an officer of the Company, (b) directly or indirectly beneficially own, or have or share voting or investment power over, greater than one percent of the outstanding voting stock of the Company, or (c) received, upon election to the Board of Directors of the Company after November 1, 1991, a special one-time stock option grant.

     The exercise price per share of options granted under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Options expire on the tenth anniversary of the date of the option grant. Options may not be assigned or transferred except by will or by the laws of descent or distribution and are exercisable only while the optionee is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while serving as a director of the Company, the option is exercisable until the scheduled expiration date of the option).

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on October 25, 1991 through June 30, 1995, with the cumulative total return on the S&P 500 Index and the Company's Peer Group. The comparison assumes $100 was invested on October 25, 1991 in the Company's Common Stock at the $12.50 initial offering price, in the S&P 500 Index and with the Company's Peer Group, and assumes reinvestment of dividends, if any.

                            COMPARISON OF FIVE YEAR*
                           CUMULATIVE TOTAL RETURN**
         AMONG IMRS INC., S&P 500 INDEX AND THE COMPANY'S PEER GROUP***

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            IMRS           S&P 500       PEER GROUP
1991                                    100.00          100.00          100.00
1992                                    134.00          108.00          110.00
1993                                    156.00          123.00          148.00
1994                                    172.00          125.00          155.00
1995                                    362.00          157.00          258.00

---------------

  * Prior to October 25, 1991, the Company's Common Stock was neither public-traded nor registered under Section 12 of the Securities Exchange Act of 1934. Comparative data is provided only for the period since that date.

 ** Cumulative Total Return assumes reinvestment of dividends.

*** Peer Group is based on SIC Code 7372 -- prepackaged software companies.

The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, however, the Company is not responsible for any errors or omissions in such information.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY'S NAME
--------------------------------------------------------------------------------

The Board of Directors of the Company proposes and recommends, by resolution dated September 18, 1995, to the stockholders for their approval an amendment to the Company's Certificate of Incorporation to change the name of the Company to Hyperion Software Corporation by amending the text of Article First of the Certificate of Incorporation of the Company to read in its entirety as follows:
"The name of the Corporation is Hyperion Software Corporation (the "Corporation")."

     IMRS Inc. has been a leader in the development, marketing and support of corporate financial software applications since its inception fourteen years ago. The name Hyperion Software Corporation, however, acknowledges the Company's place as an international provider of a wide variety of corporate financial software under the Hyperion product name. The product Hyperion Enterprise, for example, has been licensed to over 1,000 major corporations, most of them within the last two years, and it has become the primary financial management system for many of those customers. Financial and information system professionals in many large, multinational companies now identify products such as Hyperion Enterprise, Hyperion Financials, Hyperion OnTrack, Hyperion Forms, Micro Control and Hyperion Pillar as being part of the Hyperion family of software products.


     The name Hyperion already enjoys recognition in the marketplace and has been used in a variety of applications. Since February 1995, the Company has been doing business under the name Hyperion Software. HYSW has been the Company's Nasdaq Stock Market symbol since March 1, 1995. The Company's reputation, name recognition, and market leadership give the Company a solid base for building an identity going forward as Hyperion Software Corporation.


     The Board of Directors recommends a vote FOR the approval of this Amendment to the Company's Certificate of Incorporation.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

The Board of Directors of the Company proposes and recommends, by resolution dated September 18, 1995, to the stockholders for their approval an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 15,000,000 to 50,000,000 shares by amending the first sentence of Article Fourth of the Certificate of Incorporation of the Company to read in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock")."

     Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.


     As of September 12, 1995, there were 8,148,777 shares issued and outstanding and 2,429,437 shares (including 782,289 shares under the Company's 1991 Employee Stock Purchase Plan) reserved for future issuance pursuant to the Company's stock plans. If the amendment to the Certificate of Incorporation is approved, the Board of Directors will have the authority to issue 35,000,000 additional shares of Common Stock without further stockholder approval. The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options. The Company at present has no commitments, agreements or undertakings to issue any such additional shares. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

     The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. In addition, the Company's authorized but unissued shares of Common Stock could be used to make a change in control of the Company more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Company. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.


     Conversely, in line with the Company's long-term goal, the issuance of additional shares of Common Stock could serve as a means to maximize stockholder value.


     The Board of Directors recommends a vote FOR the approval of this Amendment to the Company's Certificate of Incorporation.

PROPOSAL TO AMEND THE 1991 STOCK PLAN
--------------------------------------------------------------------------------

PROPOSAL TO AMEND PLAN TO INCREASE NUMBER OF SHARES RESERVED UNDER PLAN


The 1991 Stock Plan (the "1991 Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders on September 5, 1991. It is now proposed to approve an amendment to increase the number of shares of Common Stock authorized for issuance pursuant to the 1991 Plan from 1,200,000 shares to 2,000,000 shares. Management of the Company believes that this increase is important to permit the Board of Directors to provide long-term incentives to present and future key employees, particularly with respect to key technical professionals who, in management's experience, tend to view equity-based incentives as a standard component of total compensation.


PROPOSAL TO AMEND PLAN TO COMPLY WITH INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") precludes a deduction by any publicly-held corporation for compensation in excess of $1 million that is paid to the chief executive officer of the corporation ("CEO") or to each of the four highest compensated officers (other than the CEO) of the Company or its subsidiaries (each a "covered employee"). The determination of whether an individual is a "covered employee" is made as of the last day of each taxable year pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. Compensation for this purpose includes not only cash remuneration, but also compensation attributable to the exercise of "non-qualified stock options" (as defined below). There is an exception from the $1 million limitation for "performance-based compensation" that satisfies certain requirements. The 1991 Plan currently qualifies for a transition rule that exempts it from most of these performance-based requirements until the earlier of several dates, among which is the date on which there is a material modification of the 1991 Plan. A material modification of the 1991 Plan includes the increase of the number of shares of Common Stock authorized for issuance under the plan.

     It is now proposed to approve an amendment to qualify the 1991 Plan for favorable federal income tax treatment with respect to the $1 million limitation on the deduction for executive compensation to certain executive officers of the Company under Section 162(m) of the Code. The amendment provides that the maximum number of shares for which grants may be made to any employee of the Company during any fiscal year of the Company shall not exceed 300,000 shares of Common Stock. The amendment also provides that the 1991 Plan shall, to the extent required by applicable regulations, be administered by two or more "outside directors" (as defined by applicable regulations). As a result of the exercise of stock options, it is possible that some executives may recognize, in a single taxable year, total compensation for federal income tax purposes in excess of $1 million. Management believes that this amendment is important to preserve the federal income tax deductibility of executive compensation in excess of $1 million to the extent that it may be attributable to the exercise of stock options under the 1991 Plan.


DESCRIPTION OF THE 1991 PLAN



The purpose of the 1991 Plan is to provide incentives to officers and other employees of the Company and any present or future subsidiaries (collectively, "Related Corporations") by providing them with opportunities to purchase stock of the Company pursuant to options which qualify as incentive stock options ("ISOs") as defined in Section 422(b) of the Code. The 1991 Plan also provides for the issuance to officers, directors, employees and consultants of the Company and Related Corporations of options which do not qualify as incentive stock options ("non-qualified stock options"). Awards of stock and the opportunity to make direct purchases of stock may be granted to directors, consultants, employees and officers of the Company under the 1991 Plan. Stock options, awards and opportunities to purchase stock are referred to collectively as "Stock Rights." As of September 29, 1995, the closing price of the Company's stock on The Nasdaq Stock Market was $56.75.


     Administration. The 1991 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"), which consists of two directors. Subject to the terms of the 1991 Plan, the Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs) and the terms of the Stock Rights granted, including (a) the number of shares subject to each grant, (b) when the Stock Right becomes exercisable, (c) the per share exercise or purchase price, (d) the duration of the Stock Right, (e) the time, manner and form of payment upon the exercise of a Stock Right and (f) other terms and provisions governing the Stock Rights.


     Eligible Participants. Subject to certain limitations, ISOs under the 1991 Plan may be granted to any employee of the Company other than members of the Committee. The 1991 Plan provides that each eligible employee may be granted ISOs only to the extent that, in the aggregate under the 1991 Plan and all ISO plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any portion of an ISO grant that exceeds such $100,000 limit will be treated for federal income tax purposes as a non-qualified stock option.There is currently no other restriction as to the maximum or minimum number of options an optionee maybe granted. As of September 29, 1995, there were approximately 900 officers and employees of Related Corporations that were eligible to participate in the 1991 Plan.


     Granting of Stock Rights, Prices and Duration. Stock Rights may be granted under the 1991 Plan at any time prior to September 5, 2001. The exercise price per share of non-qualified stock options granted under the 1991 Plan cannot be less than the par value of Common Stock ($.01 per share). The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than ten percent of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1991 Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of ISOs, ten years and one day in the case of non-qualified stock options, and five years in the case of ISOs granted to an employee or officer holding more than ten percent of the voting stock of the Company.

     Exercise of Options. Each option granted under the 1991 Plan is either fully exercisable at the time of grant or becomes exercisable in such installments as the Committee may specify. Each option may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date of exercise of any installment of any option, but the Committee may not, without the consent of an optionee, accelerate the exercise date of any ISO if such acceleration would violate the annual $100,000 limitation for ISOs.

     Payment for exercise of an option under the 1991 Plan may be made in cash or by check or, if authorized by the Committee in its discretion (in writing at the time of grant with respect to ISOs), in full or in part by a personal recourse, interest bearing note, by tendering shares of Common Stock of the Company or by an assignment to the Company of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company.

     Effect of Termination of Employment, Disability or Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs will terminate after the passage of 90 days from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs will have been converted by the Committee into non-qualified stock options. If an optionee is disabled or dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO). Non-qualified stock options are subject to such termination and cancellation provisions as may be determined by the Committee.

     Non-Assignability of Options. Only the optionee may exercise an option; no assignment or transfers are permitted except by will or by the laws of descent and distribution.

     Miscellaneous. Subject to the discretion of the Committee, option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction involving a change in capital structure. The Board of Directors may terminate or amend the 1991 Plan in any respect at any time, except that, without the approval of the holders of a majority of the outstanding shares of Common Stock, (a) the total number of shares that may be issued under the 1991 Plan may not be increased except as described under "Adjustments" in the 1991 Plan; (b) the provisions regarding employees eligible for ISOs may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); and (d) the expiration date of the 1991 Plan may not be extended. No action of the Board of Directors or stockholders, however, may, without the consent of an optionee, alter or impair any optionee's rights under any option previously granted to him. Any shares subject to an option which for any reason expires or terminates unexercised may again be available for option grants under the 1991 Plan. Unless terminated sooner, the 1991 Plan will terminate on September 5, 2001.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The following general rules are applicable under current federal income tax law to ISOs under the 1991 Plan:

          1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO (but see alternative minimum tax discussion below), and no tax deduction is allowed to the Company upon either grant or exercise of an ISO.


          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted and/or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "holding periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

          5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain.

          6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.


          8. In addition to the ordinary income tax consequences described above, the exercise of ISOs may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income for the year in which the optionee exercises the ISO. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax may be entitled to a tax credit against his or her regular tax liability in later years.


     Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to non-qualified stock options under the 1991 Plan:

          1. The optionee generally does not realize any taxable income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant.

          2. The optionee generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount. The Company generally should be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

          3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          4. An optionee may be entitled to exercise a non-qualified stock option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a non-qualified stock option in such fashion, special rules will apply.

          Awards and Purchases. Under current federal income tax law, persons receiving Common Stock pursuant to an award of stock or a grant of an opportunity to purchase stock will generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company should generally be entitled to a corresponding tax deduction. When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

STOCK OPTION GRANTS UNDER THE 1991 PLAN TO DATE

Since the inception of the 1991 Plan, the following stock options have been granted under it to the persons listed below.


                     NAME AND PRINCIPAL POSITION                       NUMBER OF OPTIONS(1)
---------------------------------------------------------------------  ---------------------
James A. Perakis.....................................................         160,000(2)
  President and Chief Executive Officer
Terence W. Rogers....................................................          50,000(2)
  Executive Vice President
David M. Sample......................................................          65,000(2)
  Senior Vice President
Gordon O. Rapkin.....................................................          45,000
  Vice President-Hyperion Enterprise Business Group
Craig M. Schiff......................................................          45,000
  Vice President -- Products and Services
All current executive officers as a group (8 persons)................         489,000
All current directors who are not executive officers as a group (6
  persons)...........................................................          55,000
All employees who are not executive officers as a group..............         455,500


---------------

(1) Options include all grants from adoption of the Plan until June 30, 1995. Options granted pursuant to the Plan vest at varying rates. Options were granted at 100% of the fair market value of the Common Stock as of the date of grant.

(2) Persons who have received five percent or greater of options granted under the Plan.

     The Board of Directors recommends a vote FOR the approval of these Amendments to the Company's 1991 Plan.

CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

The Company paid consulting fees of approximately $132,000 in fiscal 1995 to IIM pursuant to a consulting agreement that expires on January 31, 1996. Robert W. Thomson, a director of the Company, is the sole stockholder of IIM. The consulting agreement provides that Mr. Thomson will carry out IIM's duties under the agreement. Such duties include advisory functions related to development of enhancements to existing software products of the Company. Under the agreement, Mr. Thomson is required to devote up to 35 hours per week for no more than 46 weeks per year to the performance of IIM's duties.

     The Company has adopted a policy whereby all transactions between the Company and its principal officers, directors and affiliates must be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

REPORTS ABOUT OWNERSHIP OF THE COMPANY'S COMMON STOCK
--------------------------------------------------------------------------------


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 1995 all filing requirements applicable to its officers, directors, and greater than 10% stockholders were complied with.

RATIFICATION OF SELECTION OF AUDITORS
--------------------------------------------------------------------------------

The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for the fiscal year ending June 30, 1996. Ernst & Young LLP has served as the Company's independent auditors since fiscal 1985. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the ratification of this selection.

VOTE REQUIRED
--------------------------------------------------------------------------------


Only stockholders of record as of September 29, 1995 will be entitled to vote at the meeting and any adjournments thereof. As of that date 8,181,677 shares of Common Stock of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at anytime before it is exercised, or by voting in person at the meeting.


     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     Voting at the meeting shall be conducted as follows. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as directors. A vote by a majority of the outstanding shares of the Company's Common Stock in favor of each of the proposed amendments to the Company's Certificate of Incorporation is required for the approval of those amendments. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented at the meeting and voting on each such matter is required for approval. Abstentions and broker "non-votes" are not counted in determining whether a majority vote is obtained on any proposal voted on at the meeting, except that, with regard to the voting on the proposed amendment to the Company's 1991 Plan, any abstention will count as a vote against the amendment. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

     The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted as stated above under "Election of Directors." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon proposals to change the name of the Company, to increase the authorized capital of the Company, to amend the 1991 Plan and to ratify the selection of auditors, all as further described above. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than May 30, 1996. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

EXPENSES AND SOLICITATION
--------------------------------------------------------------------------------

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a Proxy Solicitation firm to assist in the solicitation of proxies in connection with the Meeting. If the Company retains a Proxy Solicitation firm, it will pay such firm customary fees, expected to be approximately $10,000, plus expenses.

                                                                      APPENDIX A

                                   IMRS INC.

                                1991 STOCK PLAN

     1. PURPOSE. This 1991 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of IMRS Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

     2.  ADMINISTRATION OF THE PLAN.

     A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided, that the Plan shall be administered:
(i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors" (as defined in the applicable regulations thereunder); and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

     B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     C. Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.


     4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,000,000, subject to adjustment as provided in paragraph 13; provided, however, that such number of shares shall not be subject to adjustment by reason of the two for one stock split in the form of a 100% stock dividend declared by the Board of Directors of the Company pursuant to a Unanimous Written Consent of Directors dated as of September 5, 1991. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 300,000 of shares of Common Stock under the Plan in any fiscal year of the Company, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan; provided, however, that shares subject to such Options shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan in any fiscal year of the Company.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time after September 5, 1991 and prior to September 5, 2001. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

     A. Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

     B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

     C. $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

     D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Stock Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     D. Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY.

     A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

     B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

     11. ASSIGNABILITY. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee each Option shall be exercisable only by him.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board of Directors and Stockholders of the Company on September 5, 1991. The Plan shall expire at the end of the day on September 5, 2001 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF
ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

     20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                     PLEASE SIGN AND RETURN IMMEDIATELY
                     ----------------------------------

                                  IMRS INC.

                  Proxy for Annual Meeting of Stockholders
                       to be held on November 15, 1995


             __________________________________________________

                           SOLICITED BY MANAGEMENT
                           -----------------------

        The undersigned hereby appoints James A. Perakis, Craig M. Schiff and Lucy Rae Ricciardi, and each of them singly, with full power of substitution, as proxies to vote all shares of stock of IMRS Inc. (the "Company") of which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, November 15, 1995 at 9:00 A.M., at the Stamford Mariott, 2 Stamford Forum, Stamford, Connecticut, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated October ___, 1995, a copy of which has been received by the undersigned.

1. To elect Harry S. Gruner and Robert W. Thomson as Class III Directors to serve a three-year term.


         For  _______   Withheld  _______

         (Instruction: To vote against one of these nominees, check "For" and write the name of the nominee being voted against on the space provided below)


         _________________________________________


2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to change the name of the Company to Hyperion Software Corporation.


         For  _______   Against   _______    Abstain   _______

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share ("Common Stock"), from 15,000,000 to 50,000,000 shares.


         For  _______   Against   _______    Abstain   _______


4. To amend the Company's 1991 Stock Plan to increase the number of shares of Common Stock authorized for issuance under such plan from 1,200,000 to 2,000,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code.


         For  _______   Against   _______    Abstain   _______


5. To ratify the selection of the firm of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 30, 1996.


         For  _______   Against   _______    Abstain   _______


6. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5.

                                Date:  _____________ ___, 1995

        Signature(s):        _________________________________

                             _________________________________

                             (If stock is held jointly, each owner should sign.)

        PLEASE PRINT NAMES:  _________________________________

                             _________________________________